EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.



/s/  Divine, Scherzer & Brody, Ltd


Minneapolis, Minnesota
March 22, 2002